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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.          )

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FRONTIER AIRLINES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FRONTIER AIRLINES, INC.
7001 Tower Road
Denver, CO 80249-7312

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF FRONTIER AIRLINES, INC.:

        You are invited to attend the 2005 Annual Meeting of Shareholders of Frontier Airlines, Inc., a Colorado corporation, which will be held on Thursday, September 8, 2005 at 9:30 a.m. local time at the Doubletree Hotel, 3203 Quebec Street, Denver, Colorado for the following purposes:

  1.
  To elect eight directors to the Frontier Airlines, Inc. Board of Directors.

  2.
  To transact any other business which is properly presented at the Annual Meeting or any adjournment of that meeting.

        All shareholders of record on July 18, 2005 are invited to attend and vote at the meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any Frontier Airlines shareholder at our principal offices located at Frontier Center One, 7001 Tower Road, Denver, Colorado for purposes germane to the Annual Meeting, during normal business hours from July 29, 2005 until the Annual Meeting.

        We invite you to attend the meeting and look forward to seeing you there. Representation of at least a majority of all outstanding shares is required to conduct the meeting. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD TO VOTE BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING PROMPTLY THE ENCLOSED PROXY CARD. Even if you have given your proxy, you may still attend the meeting, revoke your proxy, and vote in person. Your vote is important and we appreciate your cooperation in considering and acting upon these matters.

By order of the Board of Directors
July 29, 2005	FRONTIER AIRLINES, INC.
David Sislowski Secretary

SHAREHOLDER COMMUNICATIONS

        Our Proxy Statement and Annual Report on Form 10-K are available electronically. You can elect to receive and access these materials and other shareholder communications electronically instead of by mail. With electronic delivery, you can receive shareholder communications as soon as they are available without waiting for them to arrive in the mail. Electronic delivery of these materials also allows Frontier to conserve natural resources, significantly reduce its printing and mailing costs, eliminates duplicate mailings, and reduces the number of bulky documents in your personal files. If you would like electronic delivery in the future, please vote online at www.proxyvoting.com/frnt and when prompted, indicate that you agree to receive future shareholder communications electronically.

WEBCAST OF ANNUAL MEETING

        Frontier is pleased to offer a webcast of its 2005 Annual Meeting. You can access the webcast through the "Investor Relations" section of Frontier's website at www.frontierairlines.com. Please access the website prior to the meeting and allow time to register for the webcast and download any necessary software. The webcast replay and the accompanying PowerPoint slide presentation will be available on the website for seven days following the meeting.

        You will not be able to vote your shares via the webcast. If you plan to listen to the webcast, please submit your vote before the meeting using one of the methods described in the Proxy Statement materials.

Please Read the Entire Proxy Statement Carefully
Prior to Returning Your Proxy

FRONTIER AIRLINES, INC.
7001 Tower Road
Denver, CO 80249-7312

PROXY STATEMENT
for
2005 Annual Meeting of Shareholders

GENERAL

        This Proxy Statement and form of proxy are furnished in connection with the solicitation of proxies by Frontier Airlines, Inc. ("Frontier") on behalf of its Board of Directors, for the 2005 Annual Meeting of Shareholders, which will be held on Thursday, September 8, 2005 at 9:30 a.m. local time at the Doubletree Hotel, 3203 Quebec Street, Denver, Colorado, and any adjournment of that meeting. This Proxy Statement and form of proxy, together with Frontier's Annual Report on Form 10-K, are being sent to shareholders on or about July 29, 2005.

        Frontier will pay the costs of soliciting proxies. In addition to solicitation by mail, Frontier's regular employees may solicit proxies by personal interview, telephone, facsimile, e-mail, or other electronic means. These employees will not receive any additional compensation for soliciting activities. Frontier will reimburse brokers and other nominees their reasonable expenses for soliciting proxies or authorizations from beneficial owners or forwarding proxy material to beneficial owners.

SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXY

        Shareholders of record at the close of business on July 18, 2005 may vote at the Annual Meeting. On July 18, 2005, 36,172,342 shares of Frontier's common stock were outstanding and entitled to vote at the Annual Meeting. Shareholders of record will have one vote for each share they hold on the matters to be voted on.

        The presence of a majority of the total outstanding shares of common stock entitled to vote, in person or by proxy, constitutes a quorum and is necessary to conduct business at the Annual Meeting. Abstentions and broker-dealer non-votes will be counted as "shares present" in determining whether this quorum has been reached. Assuming a quorum exists, the affirmative vote of a majority of the shares represented and entitled to vote at the meeting is necessary to elect directors and to approve other matters subject to vote at the Annual Meeting. Abstentions are counted as shares entitled to vote, and accordingly have the same effect as a vote against a matter.

        The manner in which you may vote your shares depends on how your shares are held. If you own shares of record, meaning your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Frontier's stock transfer agent, Mellon Investor Services LLC, a proxy card for voting these shares is included with this Proxy Statement. If you own shares in street name, meaning that your shares of common stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares.

        You may vote via the Internet or by telephone. If you own your shares in street name, however, not all banks and brokerage firms have arranged for Internet or telephone voting. You may also vote your shares by completing, signing, and returning the proxy card. For additional instructions on voting, please see your enclosed proxy card.

        Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return your proxy card. The deadline for voting through the Internet or by telephone is 11:59 p.m., Eastern Time, on September 7, 2005. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm your instructions were properly recorded. If you have Internet access, Frontier encourages you to vote by Internet. It is convenient and saves Frontier significant postage and processing costs.

        Submitting your proxy will not affect your right to attend the meeting and vote in person. You may vote all your eligible shares in person at the meeting, and your vote will revoke any proxy you previously granted. If you own common stock in street name and want to vote your shares at the meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. You may also revoke your proxy by sending written notice to Frontier's Corporate Secretary or by submitting a subsequent proxy before the Annual Meeting. If you own common stock in street name you may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares.

        Your proxy authorizes the persons named to vote your shares in the manner you direct. You may vote for all, some, or none of the director nominees or choose to withhold your vote. If you return your proxy without specifying how to vote, the persons named as proxies will vote your shares for the election of directors as described in Proposal 1—Election of Directors. The proxies will use their best judgment regarding other matters that properly come before the meeting. Frontier is not aware of any matters, other then those discussed in this Proxy Statement, which will be presented at the meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

        Eight directors are standing for election or re-election to Frontier's Board of Directors (the "Board"). The nominees for the Board are Samuel D. Addoms, D. Dale Browning, Paul S. Dempsey, Patricia A. Engels, William B. McNamara, B. LaRae Orullian, Jeff S. Potter, and James B. Upchurch. Each of these nominees is currently a member of the Board of Directors and, was elected to the Board of Directors at Frontier's 2004 Annual Meeting of Shareholders. Frontier's Articles of Incorporation and Bylaws authorize the Board to increase or decrease its size. The Board previously fixed the membership of the Board at nine members. In June 2005 Hank Brown announced he would not stand for reelection to the Board. Accordingly, only eight nominees are named and the proxies cannot vote for a greater number of persons than nominated.

        Each of these nominees, if elected, will serve a one-year term from the date of election until the next annual meeting of shareholders and thereafter until his or her successor is elected and qualified. If there is a vacancy or addition of members to the Board, Frontier's Bylaws allow the Board to appoint new members to fill the positions.

        The Board of Directors recommends a vote "FOR" all nominees.    As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director. If a nominee is unable to or declines to serve as a director, the Board will designate a substitute nominee. If you submitted a proxy and a substitute nominee is designated, the proxy holders will vote for the election of the substitute nominee.

        Under Frontier's Bylaws, the election of directors requires the affirmative vote of a majority of the shares represented and entitled to vote at the meeting.

Nominees to Board of Directors

        The following is biographical and other information as of July 18, 2005, about the current and proposed members of the Board.

Samuel D. Addoms
Age 65
Director since May 1994

        Mr. Addoms became Chairman of the Board of Frontier in 2001, having previously served as President, Chief Executive Officer, and Chief Financial Officer of Frontier. Mr. Addoms served as Executive Vice President, Treasurer and a director of Frontier during its early development in 1993 through September 1994, when he became President of Frontier. He became Chief Executive Officer effective January 1, 1995, and assumed the position of Chief Financial Officer upon resignation of Frontier's prior Chief Financial Officer on June 30, 2001. He retired from his executive positions in April 2002. His 40 years of management experience include positions as President and Vice President-Finance of Monfort of Colorado, President of the Denver National Bank and Vice President of Continental Illinois National Bank in Chicago.

D. Dale Browning
Age 68
Director since July 1996

        Mr. Browning is a retired bank and bankcard executive. Mr. Browning served from 1995 to 2001 as President and Chief Executive Office of ProCard, Inc., Golden, Colorado, and from 1993 to 1995 as a Senior Consultant to Visa International. He was President and Chief Executive Officer of the Colorado National Bank of Denver from 1986 through 1993, having concurrently served as Vice Chairman and Chief Operating Officer of Colorado National Bankshares and as Chief Executive Officer of Rocky Mountain BankCard System. In 1982 he founded Plus System, Inc., an international automatic teller machine network, and served as President of that company until 1993. Mr. Browning has served as a director of Central States Indemnity Company of Omaha since 1995.

Paul S. Dempsey
Age 54
Director since July 1994

        Dr. Dempsey has been Vice-Chair of the Board of Directors since 1996. Dr. Dempsey is the Tomlinson Professor of Global Governance in Air & Space Law, and Director of the Institute of Air & Space Law at McGill University in Montreal, Canada. Dr. Dempsey previously served as Professor of Law and Director of the Transportation Law Program at the University of Denver in Colorado and Director of the National Center for Intermodal Transportation. He served as Legal Advisor to the Chairman, U.S. Interstate Commerce Commission, in 1981 and 1982; Attorney-Advisor to the former Civil Aeronautics Board's Office of General Counsel, and its Bureau of Pricing and Domestic Aviation, 1977-1979; and Attorney-Advisor to the Interstate Commerce Commission's Office of Proceedings, 1975-1977. Dr. Dempsey holds the following degrees: A.B.J., J.D., University of Georgia; LL.M., George Washington University; and D.C.L., McGill University. A Fulbright Scholar, he has authored in excess of 50 law review articles, numerous editorials for the news media and various books on topics relating to air transportation.

Patricia A. Engels
Age 54
Director since April 2004

        Ms. Engels previously served as Executive Vice President, Products and Marketing for Qwest in Denver, Colorado, where she was responsible for the product management, marketing and pricing of Qwest's $14 billion voice, data, and Internet Protocol product portfolio. Ms. Engels has extensive senior leadership experience with Fortune 500 companies including EDS Corporation, SBC Communications, Ameritech Corporation, and United Airlines. During her tenure with United, Ms. Engels served in several capacities including President and CEO of Mileage Plus, Inc., Vice President of Market Development, and Director of Market Planning.

William B. McNamara
Age 72
Director since May 1996

        Mr. McNamara is a retired executive with 35 years of airline experience, specializing in financial management. He most recently served with Continental Airlines, Inc. from 1987 to 1994 as Vice President-Finance. From 1983 to 1987, he was Staff Vice President-Finance with New York Air, Inc. From 1961 to 1983, he served in a succession of positions with Trans World Airlines, Inc., including service as Staff Vice President-Marketing Administration.

B. LaRae Orullian
Age 72
Director since July 1994

        Ms. Orullian served as Chair of the Board of Directors of Frontier from 1995 until 2001, when she became Vice Chair. A long-time banker, she is President of Guaranty Corporation, a Colorado bank holding company, and is Vice Chair of Guaranty Bank and Trust, a commercial bank. From 1999 to 2003, she served on the Board of Directors and Audit Committee of Anthem, Inc., a publicly traded company headquartered in Indiana with operations in several states. Ms. Orullian is also on the Board of Directors of several other non-publicly traded companies in Colorado and Utah. In addition, she is past National President and former Chair of the Girl Scouts of the USA. Among numerous other business and civic activities, Ms. Orullian currently sits on the Colorado Supreme Court Disciplinary Hearing Board, and serves on the Board of Directors of Colorado Public Television / KBDI, Channel 12-TV. She was awarded a Doctorate in Humane Letters from Whittier College in 2004.

Jeff S. Potter
Age 45
Director since May 2001

        Mr. Potter has been the President and Chief Executive Officer of Frontier since April 2002. Mr. Potter rejoined Frontier as Executive Vice President and Chief Operating Officer in May 2001 and was appointed President of Frontier in August 2001. Before re-joining Frontier in May 2001, he served as Chief Executive Officer of Vanguard Airlines from May 2000 to April 2001. Prior to working for Vanguard Airlines, he was Vice President of Marketing for Frontier from 1995 to April 2000. He has over 18 years of airline and airline related experience, including regional director of commercial marketing for McDonnell Douglas Corporation and various positions with Pacific Southwest Airlines, Continental Airlines, Northwest Airlines, and the former Frontier Airlines.

James B. Upchurch
Age 46
Director since October 1998

        Mr. James B. Upchurch has been a member of Frontier's Board since October 1998. Mr. Upchurch is the President and Chief Executive Officer of Caltius Capital Management, LP. He actively manages the investing and lending of approximately $500 million of capital committed to several mezzanine debt and private equity partnerships. Mr. Upchurch is also a member of the Boards of several Caltius portfolio companies, none of which are publicly traded or affiliates of Frontier.

Board Meetings, Committees, and Corporate Governance

        During the fiscal year ended March 31, 2005, the Board of Directors held a total of 6 meetings and authorized 2 additional actions by written consent in lieu of meeting. All incumbent directors attended at least 75% of the meetings of the full board and the meetings of the committees on which they served.

        It is Frontier's policy that each director is expected to attend the annual meeting of shareholders. All eight directors attended last year's annual shareholders meeting.

Independence

        Each of the directors other than Mr. Addoms, Chairman of the Board, and Mr.Potter, President and Chief Executive Officer, qualify as "independent" under the NASDAQ rules. The NASDAQ independence definition includes objective measures that disqualify a director from being independent, including whether the director is an employee of the company or has engaged in various types of business dealings with the company. These objective measures assist the Board in making determinations of director independence under the NASDAQ rules. The Board makes a determination regarding the independence of each director annually based on all relevant facts and circumstances. Although a director who is not disqualified under the NASDAQ rules will be presumed to be independent (except for purposes of serving as a member of the Audit Committee), the Board may make an affirmative determination that a director is not independent based on its review of other factors.

        Applying these standards and the NASDAQ independence criteria, the Board has made a subjective determination as to each independent director that no relationships exist that in the opinion of the Board would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and Frontier with regard to each director's business and personal activities as they may relate to Frontier and its management.

Committees

        Frontier's Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

        Audit Committee.    During the fiscal year ended March 31, 2005, the members of the Audit Committee were D. Dale Browning (Chair), Hank Brown, and B. LaRae Orullian, each of whom is an "independent director" as currently defined by applicable law and NASDAQ rules. The Audit Committee, which held 4 meetings during fiscal year 2005, is responsible for appointing the independent auditors of Frontier, reviewing all recommendations of Frontier's independent auditors and Frontier's internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by Frontier, reviewing Frontier's periodic reports filed with the Securities and Exchange Commission ("SEC") and otherwise overseeing Frontier's financial reporting. The Audit Committee also determines whether management has established a system to promote the accuracy and completeness of Frontier's financial statements and other publicly disclosed information. Additionally, the Audit Committee selects, engages, compensates, and oversees Frontier's independent auditors and pre-approves all services to be performed by them. The roles and responsibilities of the Audit Committee are described in detail in an Audit Committee charter the Board of Directors adopted. A copy of the Audit Committee charter was attached as an exhibit to Frontier's 2004 Proxy Statement.

        The Board of Directors has determined that each member of the Audit Committee meets the experience and independence standards required under the NASDAQ rules and

Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended (the "Act"). No member of the Audit Committee serves on the audit committee of more than three public companies. The Board of Directors has determined that both D. Dale Browning and B. LaRae Orullian qualify as an "audit committee financial expert," serve on the Audit Committee, and are independent directors.

        The Board will continue to monitor the standards for director independence established by applicable law or NASDAQ rules and will ensure Audit Committee members continue to meet those standards. Additional information concerning the composition and role of the Audit Committee is set forth under the caption "Audit Committee Report," which appears below in this Proxy Statement.

        Compensation Committee.    During the fiscal year ended March 31, 2005, the members of the Compensation Committee were Patricia A. Engels (Chair), Paul S. Dempsey, William B. McNamara, and James B. Upchurch. The Board of Directors has determined that each member is an "independent director" as currently defined by applicable law and NASDAQ rules. The duties of the Compensation Committee include evaluating and recommending to the Board the compensation of Frontier's executive officers. The Compensation Committee, which held 2 formal meetings during fiscal year 2005, also reviews and recommends Company-wide increases for employees and evaluates, recommends for adoption, and administers the Company's benefit plans, including reviewing and granting stock options to eligible employees. The roles and responsibilities of the Compensation Committee are described in detail in a written charter adopted by the Board. Additional information concerning the composition and role of the Compensation Committee is set forth under the caption "Compensation Committee Report," which appears below in this Proxy Statement.

        Nominating and Corporate Governance Committee.    During the fiscal year ended March 31, 2005, the members of the Nominating Committee were James B. Upchurch (Chair), Paul S. Dempsey, William B. McNamara, and B. LaRae Orullian, each of whom is an "independent director" as currently defined by applicable law and NASDAQ rules. The Nominating Committee met once during fiscal year 2005. The duties of the Nominating and Corporate Governance Committee include identifying and recommending qualified individuals to serve as members of the Board, determining the size of the Board, recommending directors for appointment to Board committees, and evaluating the Board's performance. The roles and responsibilities of the Nominating and Corporate Governance Committee are described in detail in a written charter adopted by the Board. A current copy of the Nominating and Corporate Governance Committee Charter is available on Frontier's website at www.frontierairlines.com. During fiscal year 2005, the Nominating and Corporate Governance Committee assisted the Board of Directors and each of the Board committees in conducting evaluations to assess their effectiveness.

Consideration of Director Nominees

        In making its recommendations regarding nominees to serve on the Board of Directors, the Nominating and Corporate Governance Committee reviews an individual's qualifications including a determination as to the independence of the candidate based on the independence requirements described above. If the nominee is being evaluated for re-nomination to the Board of Directors, the Committee will assess the prior performance of the director. The Committee will also periodically review the composition of the Board of Directors in light of its current challenges and needs and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

        Shareholder Recommendations.    The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors that a shareholder submits in writing. The Committee will consider candidates a shareholder recommends in the same manner other candidates are considered. A shareholder wishing to recommend an individual to stand for election as a director at an annual or special meeting of the shareholders must provide written notice of the recommendation, including (a) the name and address of the shareholder making the recommendation; (b) the information regarding the shareholder's recommended nominee(s) that would be required to be included in Frontier's proxy statement filed under the proxy rules of the SEC if the Board elects to nominate the nominee(s); (c) a representation of the shareholder as to the number of shares of stock of Frontier the shareholder beneficially owns and the shareholder's intent to appear in person or by proxy at the meeting to propose such nomination; (d) the written consent of the nominee(s) to serve as a member of the Board if so nominated and elected; and (e) any additional information the Committee requests. The shareholder notice with appropriate supporting documentation and information should be submitted in writing to the Nominating and Corporate Governance Committee c/o David Sislowski, Corporate Secretary, Frontier Airlines, Inc., 7001 Tower Road, Denver, Colorado 80249.

        Each shareholder recommendation will be processed expeditiously upon receipt of the shareholder notice with appropriate supporting documentation and information. If the Nominating and Corporate Governance Committee determines that a shareholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of shareholders. Shareholders who are recommending candidates for nomination in connection with the next annual meeting of shareholders should submit their shareholder notice with appropriate supporting documentation and information no later than March 1st of the year of that meeting.

        Shareholder Nominations.    Shareholders who wish to nominate a person for election as a director (as opposed to making a recommendation to the Nominating and Corporate Governance Committee) must follow the procedures described under "Shareholder Proposals" below.

Corporate Governance

        The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all Frontier directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, and the Controller. A current copy of the Code of Business Conduct and Ethics is available on Frontier's website at www.frontierairlines.com. Any amendments to, or waivers from, any provision of the Code of Ethics applicable to Frontier's Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions will be disclosed by posting the information on Frontier's internet website at www.frontierairlines.com within five business days.

        Current copies of the charters of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee (collectively the "Committee Charters") are available on Frontier's website at www.frontierairlines.com. Printed copies of the Committee Charters are also available to a shareholder upon request. Requests for printed copies should be addressed to Frontier Airlines, Inc., Corporate Secretary, 7001 Tower Road, Denver, Colorado 80249.

Communicating with Directors

        Frontier shareholders may send communications to the Board as a whole or the independent directors as a group. Any shareholder who wishes to communicate with the Board may do so by writing Frontier's Corporate Secretary, 7001 Tower Road, Denver, Colorado 80249. The Corporate Secretary will review all correspondence, and will regularly forward to the Board a summary of all correspondence received and copies of correspondence the Corporate Secretary determines to be of significant importance to the functions of the Board or otherwise requires the Board's attention. The Board may at any time review all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any of the correspondence. Each communication must state the full name of the shareholder and, if the shareholder is not a record holder of Frontier stock, should be accompanied by appropriate evidence of stock ownership (such as an accounting statement showing ownership of Frontier stock).

Director Compensation

        Mr. Potter is the only director who is also a Frontier employee. Mr. Potter does not receive any additional compensation for serving as a director. Mr. Addoms retired from Frontier in April 2002 and receives compensation under the terms of his severance agreement as detailed below, but does not otherwise currently receive any additional compensation for serving as a director.

        During the fiscal year ending March 31, 2005, each director, other than Mr. Potter and Mr. Addoms, received an annual fee of $20,000 and, other than Ms. Engels, an option for the purchase of 5,000 shares of Frontier's common stock. Since Ms. Engels was a new member of the Board, she received an initial option for the purchase of 10,000 shares of Frontier's common stock. These options were granted under the terms of the Frontier Airlines 2004 Equity Incentive Plan (the "Incentive Plan") with an exercise price of $8.50 and an expiration date of September 12, 2014, each vesting in full on the first anniversary of the September 13, 2004 grant date.

        During fiscal year 2005, the Board reviewed director compensation with the assistance of an outside executive compensation consultant. As a result of this review, the Board adopted a revised compensation program for non-employee members of the Board. During the fiscal year ending March 31, 2006, each non-employee director will receive the following: (a) an annual retainer of $20,000; (b) board meeting fees of $1,500 per meeting attended in person and $750 per meeting attended telephonically; and (c) an option for the purchase of 5,000 shares or equivalent restricted stock units of Frontier's common stock under the Incentive Plan. New members of the Board will receive an initial option for the purchase of 10,000 shares or equivalent restricted stock units of Frontier's common stock under the Incentive Plan, prorated for mid-fiscal year appointments. Options or restricted stock units granted to members of the Board will have an exercise price equal to the fair market value of Frontier's common stock on the date of the grants, will have a term of ten years, and will vest on the third anniversary of the date of grant or as otherwise determined by the Board, provided, no options or restricted stock units will vest prior to the first anniversary of the date of grant

        Frontier also reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board and Committees on which they serve, and permits them, their spouses, and dependent children to fly without charge on Frontier's scheduled flights on a stand-by basis.

        Samuel D. Addoms Severance Agreement.    On April 1, 2002, Frontier entered into a Director Compensation Agreement with Samuel D. Addoms, Chairman of the Board of Directors and former President and Chief Executive Officer of Frontier. The agreement provides that he is entitled to (a) compensation of $75,000 per year for five years as long as he remains a member of Frontier's Board of Directors, (b) an option to purchase 200,000 shares of Frontier's stock under the 1994 Stock Option Plan at an exercise price of $17.00 set on April 1, 2002, which become exercisable in three equal installments on April 1, 2002, December 31, 2003, and April 1, 2004, (c) free lifetime air travel on Frontier's airline for Mr. Addoms and his spouse, (d) such group health, life insurance and other benefits for Mr. Addoms and his eligible dependents as are provided to, and for the same rates as, Frontier's officers, during Mr. Addoms' employment by Frontier, and (e) continued employment by Frontier for five years at an annual salary of $25,000. In connection with this agreement Mr. Addoms agreed not to become employed by or provide consulting services to any air carrier that competes with Frontier for so long as he remains an employee or director of Frontier. This agreement superseded the termination agreement executed by Mr. Addoms and Frontier during the fiscal year ended March 31, 1999.

EXECUTIVE OFFICERS OF FRONTIER

        In addition to Jeff Potter, the President and Chief Executive Officer, who is also a director of Frontier, the following executive officers are not directors and serve at the discretion of the Board. Each of the officers devotes his or her full-time efforts to the affairs of Frontier.

Name	Age	Position
Ann E. Block	55	Senior Vice President—In-Flight and Administrative Services
Sean E. Menke*	36	Senior Vice President—Chief Operating Officer
Paul H. Tate	54	Senior Vice President—Chief Financial Officer
Gregory D. Aretakis*	52	Vice President—Marketing and Revenue Management
Ronald L. McClellan	56	Vice President—Maintenance and Engineering
Thomas W. Nunn	48	Vice President—Aviation Safety and Security
Elissa A. Potucek	48	Vice President—Controller and Treasurer
Robert W. Rapp, Jr.	52	Vice President—Chief Information Officer
David Sislowski	53	Vice President—Administration and General Counsel; Secretary
James W. Sullivan, Jr.	41	Vice President—Flight Operations
Clifford C. Van Leuven	49	Vice President—Customer Service

*
Resigned after the fiscal year ending March 31, 2005.

        Ann E. Block has been Senior Vice President—In-Flight and Administrative Services of Frontier since November 2003. Prior to this appointment, she served as Vice President—Human Resources and In-Flight Services for Frontier. Before joining Frontier in June 2000, she served as Director—Human Resources Strategy and Services for BlueCross BlueShield of Colorado. From 1971 to 1996, she served in various capacities with Public Service Company of Colorado. From 1996-1997, she served as Director—Total Compensation for HR Source, Inc.

        Paul H. Tate joined Frontier as Vice President and Chief Financial Officer in October 2001 and was appointed Senior Vice President in May 2003. Prior to joining Frontier, he was Executive Vice President & Chief Financial Officer for Colgan Air, Inc., a U.S. Airways express carrier. His 20 years of aviation experience includes positions with Atlantic Coast Airlines Holdings, Inc., where he served as Senior Vice President—Finance and Chief Financial Officer; Reno Air, Inc., where he served as Vice President—Finance and Chief Financial Officer; and Midway Airlines, Inc., where he served as Vice President—Information Systems and Vice President/Controller.

        Ronald L. McClellan has been Vice President—Maintenance and Engineering for Frontier since January 2002. He has over 35 years of aviation and maintenance experience. Prior to joining Frontier, Mr. McClellan was the Vice President of Maintenance and Engineering with Vanguard Airlines for five years. Prior to joining Vanguard Airlines, he was the managing director of aircraft acquisitions at TransWorld Airlines and held a number of key aircraft maintenance positions at Continental Airlines, People Express Airlines and New Jersey based Executive Air Fleet. Mr. McClellan served two terms in the United States Air Force, including service as a crew chief with the United States Air Force Thunderbirds from 1973 to 1975.

        Thomas W. Nunn has served as Vice President—Aviation Safety and Security since May 2003. He joined Frontier in July 2001 as Director—Aviation Safety and Regulatory Compliance. Prior to joining Frontier, he was Director of Emergency Management for Northwest Airlines from 1996 to 2001. From 1991 to 1996, he served as Director of Operations Analysis and held various other positions with Northwest Airlines from 1983 to 1991. Mr. Nunn also served in the United States Marine Corps.

        Elissa A. Potucek has been Controller/Treasurer of Frontier since June 1995 and Vice President since September 1996. From 1991 to 1995, she was Controller of Richardson Operating Company and Richardson Production Company, an oil and gas company based in Denver, Colorado. She served from 1990 to 1991 as Controller of Coral Companies, Inc., Denver, Colorado, having earlier held accounting positions with US West Paging, Inc. (1988-1989), and KPMG Peat Marwick LLP (1985-1988).

        Robert W. Rapp has been Vice President—Chief Information Officer since July 2004. Prior to joining Frontier, he was responsible for information security and business continuity for Rent-A-Center. With over 20 years of energy industry experience, he served from September 1999 to January 2004 as a principal with the technology consulting firm Knowledge Reservoir as well as Chief Technology Officer with UpstreamInfo. Additionally, Mr. Rapp served in information technology management positions with ENSERCH, Pacific Enterprises, and Synder Oil Company. From March 1993 to January 1998, he served as Vice President, Systems for Southwest Airlines.

        David Sislowski has been Vice President—Administration, General Counsel and Secretary since April 2002. Prior to joining Frontier, he served as general counsel at two different Denver asset-based finance institutions. From 1993 to 1999, he served as Vice President & Operations Manager and Corporate Counsel for MetLife Capital Corporation in Bellevue, Washington. He was in private practice at Bogle & Gates and Davis, Wright Tremaine in Seattle, Washington from 1988 to 1993, where his practice concentrated on aircraft finance and asset-based structured finance. He graduated with honors from Case-Western Reserve University in Cleveland, Ohio and from the University of Washington School of Law.

        James W. Sullivan, Jr. has been Vice President—Flight Operations since April 2004. He has been a Frontier pilot since 1994, and served as Frontier's Director of Flight Operations Training from October 2002 to April 2004. Prior to this appointment, Sullivan spent more than seven years in the airline's training department as an instructor and check airman. Prior to joining Frontier, Sullivan flew Lear Jets for AirNet Systems, a Part-135 cargo operator and spent two years with the U.S. Naval Academy as a civilian flight instructor for the USNA flight indoctrination program.

        Clifford C. Van Leuven joined the Company in March 2004 as Vice President—Customer Service. Prior to joining the Company, he served as Vice President of Customer Service for Midwest Airlines in Milwaukee from 2001 to 2004 and Director, Customer Service from February 2000 to August 2001. He served as Director, Customer Service for Northwest Airlines at New York La Guardia Airport from 1997 to 2000. He has 25 years of airline customer service experience.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of Frontier's common stock as of July 18, 2005 by: (i) each director and nominee for director of Frontier; (ii) each named executive officer listed in the Executive Compensation Table; (iii) all directors and executive officers as a group; and (iv) each person who is known to Frontier to own beneficially more than five percent of Frontier's outstanding common stock. Unless otherwise specified, the address of each person named is 7001 Tower Road, Denver Colorado 80249-7312.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Ownership (1)
Directors and Named Executive Officers:
Samuel D. Addoms	483,600	(2)	1.34%
Hank Brown	12,000	(3)	*
D. Dale Browning	60,000	(4)	*
Paul S. Dempsey	40,500	(5)	*
Patricia A. Engels	12,000	(6)	*
William B. McNamara	27,500	(7)	*
B. LaRae Orullian	50,225	(8)	*
James B. Upchurch	124,500	(9)	*
Jeff S. Potter	203,344	(10)	*
Ann E. Block	119,100	(11)	*
Sean Menke	67,952	(12)	*
Paul H. Tate	81,824	(13)	*
James W. Sullivan, Jr.	10,365	(14)	*
Other Executive Officers	305,578	(15)	*
All directors and executive officers as a group (19 persons)	1,598,488	(16)	4.42%
Five Percent and Greater Shareholders:
FMR Corp. Edward C. Johnson 3d Abigail P. Johnson Fidelity Management & Research Company 82 Devonshire Street Boston, Massachusetts 02019	5,208,397	(17)	14.62%
T. Rowe Price & Associates 100 E. Pratt Street Baltimore, Maryland 21202	3,040,400	(18)	8.50%
Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, NJ 07302	2,867,205	(19)	8.05%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,844,525	(20)	7.99%

*
Less than 1%

(1)
Unless otherwise indicated, Frontier believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from July 18, 2005 upon the exercise of options, warrants or convertible securities that are held by such person (but not those held by any other person). This table assumes a base of 36,172,342 shares of common stock outstanding as of July 18, 2005, before any consideration is given to other outstanding options, warrants or convertible securities.

(2)
Includes 350,000 shares Mr. Addoms has the right to acquire by exercising options, 10,000 shares held by Mr. Addoms' spouse, and 5,600 vested shares allocated under Frontier's Employee Stock Ownership Plan ("ESOP").

(3)
Includes 10,000 shares Mr. Brown has the right to acquire by exercising options.

(4)
Includes 15,000 shares Mr. Browning has the right to acquire by exercising options.

(5)
Includes 37,500 shares Mr. Dempsey has the right to acquire by exercising options.

(6)
Includes 10,000 shares Ms. Engels has the right to acquire by exercising options.

(7)
Includes 22,500 shares Mr. McNamara has the right to acquire by exercising options.

(8)
Includes 10,000 shares Ms. Orullian has the right to acquire by exercising options.

(9)
Includes 30,000 shares Mr. Upchurch has the right to acquire by exercising options, 20,000 shares held in trust for his sons, and 1,500 shares held by his spouse.

(10)
Includes 180,000 shares Mr. Potter has the right to acquire by exercising options, and 5,844 vested shares allocated under the ESOP.

(11)
Includes 117,000 shares Ms. Block has the right to acquire by exercising options, and 2,100 vested shares allocated under the ESOP.

(12)
Includes 65,800 shares Mr. Menke has the right to acquire by exercising options, and 2,152 vested shares allocated under the ESOP, both as of July 10, 2005, the effective date of Mr. Menke's resignation from Frontier.

(13)
Includes 81,000 shares Mr. Tate has the right to acquire by exercising options, and 824 vested shares allocated under the ESOP.

(14)
Includes 5,000 shares Mr. Sullivan has the right to acquire by exercising options, 4,521 vested shares allocated under the ESOP, and 844 vested shares allocated under the ESOP to his spouse.

(15)
Includes 22,250 owned shares, 277,000 shares other executive officers have the right to acquire by exercising options, and 6,328 vested shares allocated under the ESOP.

(16)
Includes 327,975 owned shares, 1,210,800 shares related to stock options discussed above, 28,213 vested shares allocated under the ESOP (including 844 shares allocated under the ESOP to an executive's spouse), and 31,500 shares held by directors' family members.

(17)
Reflects beneficial ownership as of December 31, 2004. Information with respect to FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(18)
Reflects beneficial ownership as of December 31, 2004. Information with respect to T. Rowe Price is based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. These shares are owned by various individual and institutional investors that T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of reporting requirements under the Exchange Act, Price Associates is deemed to be a beneficial owner of these shares; Price Associates, however, expressly disclaims that it is the beneficial owner of these shares.

(19)
Reflects beneficial ownership as of December 31, 2004. Information with respect to Lord, Abbett & Co. LLC is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(20)
Reflects beneficial ownership as of December 31, 2004. Information with respect to Dimensional Fund Advisors Inc. (DFA) is based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005. These shares are owned by various individual and institutional investors that DFA serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of reporting requirements under the Exchange Act, DFA is deemed to be a beneficial owner of these shares; DFA, however, expressly disclaims that it is the beneficial owner of these shares.

EXECUTIVE COMPENSATION

        The following table summarizes the cash and noncash compensation awarded to, earned by or paid to the Chief Executive Officer of Frontier and the top four most highly compensated executive officers of Frontier in the fiscal years ended March 31, 2005, 2004, and 2003.

Long-Term Compensation
Annual Compensation
Securities Underlying Options Granted (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	All Other Compensation ($)(2)
Jeff S. Potter	2005 2004 2003	276,250 248,882 240,385	0 45,667 0	11,713 10,778 12,425	0 0 0	0 50,000 50,000
Paul H. Tate	2005 2004 2003	187,500 166,699 148,077	0 30,469 0	4,641 3,854 4,997	0 0 0	0 40,000 35,000
Sean Menke(3)	2005 2004 2003	185,417 157,914 143,629	0 28,917 0	11,048 9,680 10,104	0 0 0	0 10,000 35,000
Ann E. Block	2005 2004 2003	170,833 150,802 138,077	0 27,593 0	12,361 9,910 10,653	0 0 0	0 10,000 5,000
James W. Sullivan, Jr.	2005 2004 2003	160,547 149,916 143,389	0 17,750 0	10,523 9,294 10,058	0 0 0	30,000 5,000 15,000

(1)
Other annual compensation represents (i) the fair market value of shares contributed to the executive officers' accounts in Frontier's Employee Stock Ownership Plan ("ESOP") as of December 31 in each of the fiscal years indicated; and (ii) Frontier's contributions to the executive officers' 401(k) accounts as of December 31 in each of the fiscal years indicated.

  For the calendar year ended December 31, 2004, the respective officers' ESOP accounts held the following number of shares of common stock with corresponding values based on the closing price of the common stock on that date: Mr. Potter—5,844 shares valued at $66,678; Mr. Tate—1,374 shares valued at $15,672; Mr. Menke—2,152 shares valued at $24,558; Ms. Block—2,100 shares valued at $23,959; and Mr. Sullivan—4,521 shares valued at $51,587. Mr. Potter, Mr. Menke, Ms. Block, and Mr. Sullivan are 100% vested in their ESOP accounts, while Mr. Tate is 60% vested.

  For the calendar year ended December 31, 2004, Frontier made cash contributions to the executive officers' 401(k) accounts as follows: Mr. Potter—$6,500; Mr. Tate—$0; Mr. Menke—$6,500; Ms. Block—$8,000; and Mr. Sullivan—$6,500.

(2)
All Other Compensation includes one-time payments to executive officers, including amounts paid for relocation expenses and tuition reimbursement.

(3)
Mr. Menke resigned from his position as Senior Vice President and Chief Operating Officer effective July 10, 2005.

Option Grants in Last Fiscal Year

        During the fiscal year ended March 31, 2005, Frontier granted options to purchase shares of its common stock to and one of the top four executives named above as shown in the following table.

Name	Number of securities underlying options granted	Percent of Total Granted In Fiscal Year	Exercise or Base Price ($/S)	Expiration Date	Grant Date Present Value (1)
James W. Sullivan, Jr.	30,000	14.29%	$7.77	10/27/14	$166,101

(1)
Calculated using the Black-Scholes method with the following assumptions and adjustments: a risk-free interest rate of 3.34%; a dividend rate of $0; a volatility factor of the expected market price of Frontier's common stock of 74.5%; and an expected life of 7 years. No downward adjustments were made to the resulting grant-date option values to account for potential forfeiture or non-transferability of the options in question. Because the Black-Scholes model was not developed for executive options and requires the use of assumptions primarily based on conditions in effect at the time of grant (and not over the term of the option), it provides only a theoretical estimate of the value of these options. Frontier is not aware of any option pricing model that can provide a true assessment of the value of the executive stock options. Over their lives, the options could have a greater or a lesser value than that shown in the table, and under some circumstances they could have zero value.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth certain information regarding options exercised during the fiscal year ended March 31, 2005 by the Chief Executive Officer and the top four other executive officers of Frontier named in the table above.

			Number of Securities Underlying Unexercised Options at March 31, 2005		Value of Unexercised In-The-Money Options at March 31, 2005($)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeff S. Potter	-0-	-0-	180,000	-0-	-0-	-0-
Paul H. Tate	-0-	-0-	79,000	26,000	$149,060	$133,640
Sean E. Menke(1)	9,000	$64,314	97,500	-0-	$100,428	-0-
Ann E. Block	-0-	-0-	117,000	-0-	$208,110	-0-
James W. Sullivan, Jr.	-0-	-0-	11,000	39,000	$31,980	$129,270

(1)
Mr. Menke resigned from his position as Senior Vice President and Chief Operating Officer effective July 10, 2005.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended March 31, 2005, Frontier's Compensation Committee consisted of Patricia A. Engels (Chair), Paul S. Dempsey, William B. McNamara, and James B. Upchurch. There were no interlocking business relationships between Frontier and any member of the Compensation Committee created during the fiscal year.

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee is comprised entirely of independent, non-employee directors. The Compensation Committee, in conjunction with the entire Board, determines the salary and total compensation of Frontier's executive officers.

        Compensation Philosophy.    The Committee desires to create a total executive compensation package that will attract and retain the executive talent necessary to achieve goals consistent with Frontier's business strategy and create maximum shareholder value over time. This compensation philosophy is intended to be the foundation for programs that will accomplish the following goals:

  Provide a competitive total compensation package that will attract and retain executive talent with appropriate skill sets and experience.

  Motivate Frontier's executives to achieve goals consistent with Frontier's business strategy and reward outstanding results.

  Align executive management with shareholder interests.

  Recognize individual results and contributions to Frontier's overall business results.

        The Compensation Committee retained an independent compensation-consulting firm to examine Frontier's existing compensation levels and evaluate Frontier's compensation against a peer group of low-cost carriers and regional airlines on a size adjusted basis (the "Peer Group"). The Compensation Committee also looked to larger airlines to evaluate certain trends in the airline industry. Based on its review of the relevant data and recommendations made by the independent consultant, the Committee believes the key elements of Frontier's executive compensation should consist of base salary, an annual performance based bonus, and long-term incentives. The Committee further believes that establishing base salaries below the market average, while placing more emphasis on performance based bonuses and long-term incentives that are above the market average, will promote maximum results and enhance shareholder value. Additional information and details on Frontier's executive compensation program are available in the current report on Form 8-K that Frontier filed with the Securities and Exchange Commission on June 13, 2005.

        Base Salary.    The Compensation Committee targets the base salary levels at below the median for the Peer Group, and weights compensation more heavily towards variable compensation tied to Frontier's profitability. The Compensation Committee determines the base salary for an executive officer based on the responsibilities of the position held, the experience and skills of the individual, the external demand for comparably skilled employees, and the individual's potential impact on Frontier's overall financial and operational performance. Base salary may also be adjusted to reflect the officer's performance and success in achieving specific corporate and individual goals.

        Annual Bonus.    In May 2004, the Compensation Committee and the Board of Directors adopted Frontier's fiscal year 2005 bonus plan for employees and executive officers. Under the plan, bonuses are awarded based on Frontier's fiscal year pre-tax profits. No bonuses were paid for fiscal year 2005 because Frontier did not achieve the minimum pre-tax profit margin.

        On March 10, 2005, the Board adopted an Executive Bonus Plan for the fiscal year ended March 31, 2006, pursuant to which executive officers and internal directors of Frontier have an annual bonus opportunity, payable in cash, based on Frontier's performance during the fiscal year. The annual bonus program is primarily designed to (a) focus on Frontier's profitability—no bonus will be paid if Frontier is not profitable; (b) promote annual objectives that drive the creation of long-term value for shareholders; and (c) provide a peer performance adjustment as a balance, given the volatility and unpredictability of the airline industry.

        Long-Term Incentives.    In the past the Compensation Committee, with concurrence of the Board of Directors, used stock options as the primary tool for providing equity incentives to the executive officers. The Compensation Committee believes strongly that equity compensation is the most effective tool available to ensure that senior executives remain focused on creating long-term value for shareholders. It also recognized that equity incentives serve as a tool for the retention of executive talent. All equity incentives are being granted in accordance with and subject to the Frontier Airlines 2004 Equity Incentive Plan approved by the shareholders of Frontier at its annual meeting held on September 9, 2004.

        During 2005 the Compensation Committee reviewed the use of stock option awards and determined that Frontier needed to diversify its long-term equity awards to strengthen the retention component of the awards and reduce the potential for shareholder dilution associated with the stock option awards. Accordingly, Frontier's executive officers have an opportunity to receive a combination of stock appreciation rights, restricted stock units and a cash incentive payment. Frontier's senior managers will receive a combination of restricted stock units and cash incentive payments. The stock appreciation rights are designed to reward the executive for increases in Frontier's stock price. The performance based cash incentive is designed to reinforce strategic business goals. The restricted stock units are designed to retain and attract key contributors. The long-term nature of these awards (three and five-year vesting) is intended to promote long-term growth and stability and align the executives' personal interests with that of the shareholders.

        Compensation of the Chief Executive Officer.    The philosophy of the Compensation Committee and the Board of Directors is to tie the most significant portion of the Chief Executive Officer's compensation directly to Frontier's success in enhancing shareholder value. The shareholders will benefit through the Chief Executive Officer's leadership in establishing and meeting short-term and medium-term financial and operational goals and his initiative in developing and implementing long-term strategies.

        The above-described philosophy guided the Board of Directors in establishing Mr. Potter's compensation. Mr. Potter participates in all programs applicable to Frontier's other senior executives; there are no programs uniquely available to Mr. Potter. Currently, Mr. Potter's base salary is $295,000 and he participates in the Executive Bonus Plan and the Long Term Incentive Plan, with the same performance levels applicable to other executives. Mr. Potter did not receive any bonus for fiscal year 2005 since Frontier did not achieve the minimum pre-tax profit margin nor did he receive any long-term incentives during fiscal year 2005. The Compensation Committee believes that Mr. Potter's total compensation is below the median level of comparable airlines with which Frontier competes for executive talent. The structure of Mr. Potter's compensation, in the view of the Board of Directors, aligns his interests with the total return to shareholders.

COMPENSATION COMMITTEE

Patricia A. Engels—Chair Paul S. Dempsey	James B. Upchurch William B. McNamara

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board of Directors in reviewing Frontier's financial reporting process. In fulfilling its responsibilities, the Audit Committee (1) reviewed and discussed the interim financial information contained in each quarterly earnings announcement with Frontier's Chief Financial Officer and independent auditors prior to public release; (2) reviewed and discussed the audited financial information contained in the annual report with Frontier's Chief Financial Officer and independent auditors prior to public release; (3) obtained from the independent auditors a formal written statement describing all relationships between the auditors and Frontier that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence; (4) discussed with management, the internal auditors and the independent auditors the quality and adequacy of Frontier's internal controls and the internal audit function's organization, responsibilities, budget and staffing; and (5) reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

        In addition, the Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

        The Audit Committee reviewed the audited financial statements of Frontier as of and for the fiscal year ended March 31, 2005, with management and the independent auditors. Management is responsible for the preparation of Frontier's financial statements and the independent auditors are responsible for the examination of those statements. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Frontier's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also approved the reappointment of KPMG LLP as Frontier's independent auditors, and the Board of Directors concurred in such approval.

AUDIT COMMITTEE MEMBERS

  D. Dale Browning—Chair
  B. LaRae Orullian
  Hank Brown

ADDITIONAL INFORMATION

Performance Graph

        The following graph shows the cumulative total shareholder return on Frontier's common stock compared to the cumulative total return of two other indices: (i) The Nasdaq National Market Composite Index of U.S. Companies (IXICN), and (ii) the Peer Group Index of similar line-of-business companies consisting of Midwest Express Airlines (MEH), AirTran Holdings, Inc. (AAI), and JetBlue Airways Corporation (JBLU) (the "Peer Group"). JetBlue did not begin trading until April 2002, and is not included in the Peer Group Index until fiscal year 2003. The graph shows the value at the end of each of the last five fiscal years of $100 invested in Frontier's common stock or the indices on March 31, 2000, assumes reinvestment of dividends, and takes into account stock splits. Historical stock price performance is not necessarily indicative of future stock price performance.

	03/00	03/01	03/02	03/03	03/04	03/05
Frontier Airlines, Inc.	100	153.91	231.31	62.75	131.57	132.32
NASDAQ Market Index	100	83.11	77.81	56.22	82.81	90.32
Peer Group Index	100	119.74	104.29	80.08	133.16	99.91

Equity Compensation Plan Information

        The following table sets forth certain information regarding common stock that may be issued under Frontier's equity compensation plans.

Plan Category	Number of Shares to be Issued on Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options ($)	Number of Shares Available for Future Issuance Under Equity Compensation Plans
Plans approved by shareholders(1)
1994 Stock Option Plan	2,485,550	$11.07	-0-
2004 Equity Incentive Plan	210,000	$7.91	2,290,000
Plans not approved by shareholders	N/A	N/A	N/A

(1)
Figures reflect the total options outstanding and available for issuance under Frontier's Equity Compensation Plans. Of the outstanding options listed, 2,279,000 are immediately exercisable at a weighted average price of $11.50. These figures include the options for 200,000 shares granted to Samuel D. Addoms on April 1, 2002 under the Director Compensation Agreement that took effect upon his resignation as Chief Executive Officer. See the section above entitled "Samuel D. Addoms Severance Agreement." While the options for the 200,000 shares were granted to Mr. Addoms under the 1994 Stock Option Plan, the Director Compensation Agreement was entered into without shareholder approval.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Act requires Frontier's directors, officers and holders of more than 10% of Frontier's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Frontier. Frontier believes that during and for the fiscal year ended March 31, 2005, its officers, directors and 10% shareholders timely complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

        Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission and Frontier's bylaws. If a shareholder wishes to have a proposal appear in Frontier's proxy statement for next year's annual meeting, under the regulations of the Securities and Exchange Commission the proposal must be received by Frontier's corporate secretary at 7001 Tower Road, Denver, Colorado 80249-7312 on or before March 31, 2006. Any proposals received after June 14, 2006 will not be considered at Frontier's 2005 annual meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        KPMG LLP has acted as independent public accountants for Frontier continuously since 1994. A representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

        KPMG LLP was selected by the Audit Committee to perform the audit function for fiscal year 2005. No independent registered public accounting firm has yet been selected to perform the audit function for fiscal year 2006. It is expected that the Audit Committee will approve the engagement of an auditor at a meeting to be held in September 2005, or subsequent thereto.

Audit and Non-Audit Fees

        The following table presents fees for audit services and other professional services provided by KPMG LLP for fiscal years 2005 and 2004:

	2005	2004
Audit Fees	$843,645	$347,000
Audit-related Fees	$34,400	$127,400

Audit and Audit-related Fees	$878,045	$474,400
Tax Fees	$122,895	$133,600

All other Fees	-0-	-0-

Total Fees	$1,000,940	$608,000

        For purposes of the preceding table, the professional fees are classified as follows:

        Audit Fees consisted of professional services billed for the audit of the financial statements included in our Form 10-K filings, the review of financial statements included in our From 10-Q filings, and consents and assistance with and review of documents filed with the SEC. Audit fees for each year shown include amounts billed to us through the date of this proxy statement for that particular year.

        Audit-related Fees consisted of professional consultations with respect to accounting issues affecting Frontier's financial statements and the audit of passenger facility chargers collected, withheld, refunded/exchanged, and remitted.

        Tax Fees consisted of tax compliance and consultations regarding the tax implications of certain transactions.

Audit Committee Pre-Approval Policies and Procedures

        Consistent with SEC rules regarding auditor independence, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. Prior to engaging the independent auditors, the Audit Committee reviews a list of audit, audit related, and tax services the independent auditor expects to provide during the fiscal year, as well as the proposed fees for each of these services. The Audit Committee pre-approves the services and the related proposed fees if the services are compatible with maintaining the auditor's independence. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee must pre-approve the additional services and related fees before the independent auditors may be engaged to provide the additional services. All services KPMG, LLP performed for Frontier during fiscal year 2005 were approved under the Audit Committee's pre-approval guidelines.

OTHER BUSINESS

        This Proxy Statement describes all items of business that management will bring before the Annual Meeting. Management knows of no other business to be presented. If other matters of business not presently known to management are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

ANNUAL REPORT

        Frontier's 2005 Annual Report on Form 10-K, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement. The Annual

Report on Form 10-K is also available on the Internet at www.frontierairlines.com in the Investor Relations section.

        NOTE: SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
1. Election of nine directors
01 Samuel D. Addoms, 02 D. Dale Browning, 03 Paul S. Dempsey, 04 Patricia A. Engels,	05 William B. McNamara, 06 B. LaRae Orullian, 07 Jeff S. Potter, 08 James B. Upchurch.	FOR ALL NOMINEES ☐	WITHHOLD FROM ALL NOMINEES ☐	2.	To transact any other business which is properly presented at the Annual Meeting or any adjournment of that meeting.
WILL ATTEND ☐
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	Dated:	, 2005

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Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/frnt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY

FRONTIER AIRLINES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby authorizes Jeff S. Potter, Paul H. Tate, and David Sislowski as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote at the 2005 Annual Meeting of Shareholders of Frontier Airlines, Inc., a Colorado corporation, which will be held on Thursday, September 8, 2005 at 9:30 a.m. local time at the Doubletree Hotel, 3203 Quebec Street, Denver, Colorado, or at any postponements or adjournments thereof, and instructs said Proxies to vote as follows:

        Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Frontier Airlines, Inc. account online.

Access your Frontier Airlines, Inc. stockholder account online via Investor ServiceDirect®(ISD).

Mellon Investor Services LLC, Transfer Agent for Frontier Airlines, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

QuickLinks

SHAREHOLDER COMMUNICATIONS
WEBCAST OF ANNUAL MEETING
GENERAL
SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXY
PROPOSAL 1 ELECTION OF DIRECTORS
Nominees to Board of Directors
Board Meetings, Committees, and Corporate Governance
Director Compensation
EXECUTIVE OFFICERS OF FRONTIER
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
ADDITIONAL INFORMATION
SHAREHOLDER PROPOSALS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit and Non-Audit Fees
OTHER BUSINESS
ANNUAL REPORT